Exhibit 99.(l)

SHARE PURCHASE AGREEMENT

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

On behalf of its series,

Ibbotson Conservative ETF Asset Allocation Portfolio
Ibbotson Income and Growth ETF Asset Allocation Portfolio
Ibbotson Balanced ETF Asset Allocation Portfolio
Ibbotson Growth ETF Asset Allocation Portfolio
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio
(the “Funds”)

This Agreement is made effective as of the 23rd day of February, 2007 between ALPS Fund Services, Inc., a Colorado corporation (“ALPS”), and Financial Investors Variable Insurance Trust, a Delaware statutory trust (the “Trust”), on behalf of the Funds.

WHEREAS, the Funds wish to sell to ALPS, and ALPS wishes to purchase from the Funds, shares of beneficial interest of each class of shares of the Funds in the amounts listed on Appendix A hereto (collectively, the “Shares”); and

WHEREAS, ALPS is purchasing the Shares for the purpose of acquiring the initial Shares of the Funds.

NOW, THEREFORE, the parties hereto agree as follows:

1.   Simultaneously with the execution of this Agreement, ALPS is delivering to the Funds payment in the amount listed on Appendix A hereto in full payment for the Shares.

2.   ALPS agrees that it is purchasing the Shares to provide seed capital to the Funds and has no present intention of redeeming or reselling the Shares.

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Executed as of the date first set forth above.

ALPS FUND SERVICES, INC.

/s/ Jeremy O. May
By:	Jeremy O. May
Its:	Managing Director

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

On behalf of its Funds,

Ibbotson Conservative ETF Asset Allocation Portfolio

Ibbotson Income and Growth ETF Asset Allocation Portfolio

Ibbotson Balanced ETF Asset Allocation Portfolio

Ibbotson Growth ETF Asset Allocation Portfolio

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio

/s/ Edmund J. Burke
By:	Edmund J. Burke
Its:	President

Appendix A

Fund	Number of Shares	Share Price	Total Purchase Price Paid to Fund
Ibbotson Conservative ETF Asset Allocation Portfolio	2,000	$10.00	$20,000
Ibbotson Income and Growth ETF Asset Allocation Portfolio	2,000	$10.00	$20,000
Ibbotson Balanced ETF Asset Allocation Portfolio	2,000	$10.00	$20,000
Ibbotson Growth ETF Asset Allocation Portfolio	2,000	$10.00	$20,000
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio	2,000	$10.00	$20,000